Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT, Inc. Announces Common Stock Dividend for January 2016

NEW YORK, December 29, 2015 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), announced today that, pursuant to the authorization of its board of directors, NYRT will pay a dividend for the month of January 2016 equal to $0.038333333 per share to stockholders of record at the close of business on January 8, 2016 and payable on January 15, 2016

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel	Jonathon Keehner	Matthew Furbish
CEO and President	Mahmoud Siddig	Director, Investor Relations & Public Relations
New York REIT, Inc.	Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.
mhappel@nyrt.com	jkeehner@joelefrank.com	(212) 415-6500
(212) 415-6500	msiddig@joelefrank.com
(212) 355-4449